Exhibit 99.1

FOR IMMEDIATE RELEASE

Ironwood Pharmaceuticals Reports Strong Third Quarter 2025 Results; Raises Full Year 2025 Financial Guidance

– LINZESS® (Iinaclotide) U.S. net sales of $315 million in Q3 2025, an increase of 40% year-over-year; EUTRx demand growth increased 12% year-over-year –

– GAAP net income of $40 million and adjusted EBITDA of $82 million in Q3 2025; ended Q3 2025 with $140 million in cash and cash equivalents –

– Raises full-year 2025 LINZESS U.S. net sales guidance to $860 - $890 million; total revenue guidance to $290 - $310 million and adjusted EBITDA guidance to greater than $135 million –

– FDA approves LINZESS as the first drug for the treatment of children 7 years and older with irritable bowel syndrome with constipation (IBS-C) –

BOSTON, Mass., November 10, 2025 — Ironwood Pharmaceuticals, Inc. (Nasdaq: IRWD), a biotechnology company developing and commercializing life-changing therapies for people living with gastrointestinal (GI) and rare diseases, today reported its third quarter 2025 results and recent business performance.

“LINZESS delivered a strong third-quarter performance, driven by accelerated double-digit prescription demand growth combined with improved net pricing, which prompted us to raise our full-year 2025 financial guidance. Importantly, we expect our strong third-quarter revenue will result in substantial fourth-quarter cash flows, which will strengthen our financial position, enable us to reduce our debt and maintain compliance with debt covenants over the coming quarters,” said Tom McCourt, chief executive officer of Ironwood.

“As part of our ongoing commitment to patients, we continue to seek ways to expand the clinical utility of LINZESS. This month, the FDA approved LINZESS for the treatment of IBS-C in patients 7 years of age and older. We also remain focused on advancing the apraglutide program toward a confirmatory Phase 3 trial, with plans to align on a trial design with the FDA later this year. Pending that alignment, we expect to initiate a Phase 3 confirmatory study in the first half of 2026. In addition, we continue to review strategic alternatives to maximize shareholder value and look forward to providing an update on that process as appropriate,” added Tom McCourt.

Third Quarter 2025 Financial Highlights1

(in thousands, except for per share amounts)

	Q3 2025	Q3 2024
Total revenue [2]	$122,060	$91,592
Total costs and expenses	46,576	65,956
GAAP net income [2]	40,080	3,646
GAAP net income – per share basic [2]	0.25	0.02
GAAP net income – per share diluted [2]	0.23	0.02
Adjusted EBITDA [2,3]	81,811	34,488
Non-GAAP net income [2]	41,933	3,869
Non-GAAP net income per share – basic [2]	0.26	0.02
Non-GAAP net income per share – diluted [2]	0.24	0.02

1Refer to the Reconciliation of GAAP Results to Non-GAAP Financial Measures table and to the Reconciliation of GAAP Net Income to Adjusted EBITDA table at the end of this press release. Refer to Non-GAAP Financial Measures for additional information.

2 Figures presented for the third quarter of 2024 include a $5.8 million increase to collaborative arrangement revenues as a result of an adjustment recorded for Ironwood’s estimate of LINZESS gross-to-net reserves as of September 30, 2024.

3 Adjusted EBITDA is calculated by subtracting restructuring expenses, net interest expense, income taxes, depreciation and amortization and stock-based compensation, from GAAP net income. The exclusion of stock-based compensation from Adjusted EBITDA represents an update to our definition of Adjusted EBITDA, effective in the first quarter of 2025. For comparison purposes, third quarter 2024 Adjusted EBITDA has also been updated to reflect this updated definition.

Third Quarter 2025 Corporate Highlights

Apraglutide

•	Apraglutide is a once weekly, long-acting synthetic glucagon-like peptide-2 (“GLP-2”) analog with the potential to treat a range of rare gastrointestinal diseases where GLP-2 can play a central role in addressing disease pathophysiology.

•	Ironwood is advancing apraglutide for short bowel syndrome (“SBS”) patients dependent on parenteral support (“PS”), a severe chronic malabsorptive condition. Ironwood believes apraglutide has the potential to improve the standard of care for adult patients with SBS who are dependent on PS as the first and only GLP-2 to achieve a statistically significant reduction in weekly parenteral support volume with once-weekly administration.

•	Ironwood is finalizing a confirmatory apraglutide Phase 3 trial design for patients with SBS who are dependent on PS and plans to align with the U.S. Food and Drug Administration (“FDA”) in the fourth quarter of 2025. Pending alignment with the FDA, Ironwood expects to initiate a confirmatory Phase 3 trial in the first half of 2026.

U.S. LINZESS

•	Label Expansion: In November, the FDA approved LINZESS for the treatment of irritable bowel syndrome with constipation (IBS-C) in patients aged 7 years of age and older. In addition to expanding its clinical utility, this new indication establishes LINZESS as the first and only prescription drug approved for the treatment of IBS-C in patients 7-17 years old.

•	Prescription Demand: Total LINZESS prescription demand in the third quarter of 2025 was 60.5 million LINZESS capsules, a 12% increase compared to the third quarter of 2024, per IQVIA.

•	U.S. Brand Collaboration: LINZESS U.S. net sales are provided to Ironwood by its U.S. partner, AbbVie Inc. (“AbbVie”). LINZESS U.S. net sales were $314.9 million in the third quarter of 2025, a 40% increase compared to $225.5 million in the third quarter of 2024. Ironwood and AbbVie share equally in U.S. brand collaboration profits.

–	Third quarter LINZESS U.S. net sales growth year-over-year was driven by improved net pricing and strong 12% demand growth in the quarter. As a reminder, gross-to-net rebate reserves in 2025 are based on rebates owed for units dispensed by channel in each applicable quarter. In its first quarter 2025 results, Ironwood stated that it expects gross-to-net rebate reserves based on units dispensed to impact quarterly phasing of 2025 LINZESS U.S. net sales and this dynamic led to a favorable year-over-year net price in the third quarter of 2025.

–	LINZESS commercial margin was 76% in the third quarter of 2025, compared to 65% in the third quarter of 2024. See the U.S. LINZESS Full Brand Collaboration table at the end of this press release.

–	Net profit for the LINZESS U.S. brand collaboration, net of commercial and research and development (“R&D”) expenses, was $233.1 million in the third quarter of 2025, a 67% increase compared to $139.6 million in the third quarter of 2024. See the U.S. LINZESS Full Brand Collaboration table at the end of this press release.

•	Collaboration Revenue to Ironwood: Ironwood recorded $119.6 million in collaboration revenue in the third quarter of 2025 related to sales of LINZESS in the U.S., a 35% increase compared to $88.9 million for the third quarter of 2024. Third quarter of 2024 collaboration revenue to Ironwood includes a $5.8 million positive adjustment to reflect Ironwood’s estimate of LINZESS gross-to-net reserves as of September 30, 2024. See the U.S. LINZESS Commercial Collaboration table at the end of the press release.

Corporate Updates

•	Ironwood continues to progress its engagement with Goldman Sachs & Co. LLC to evaluate strategic alternatives for the Company and plans to provide an update as appropriate.

•	In October, Ferring International Center S.A. filed a complaint in the U.S. District Court in the Eastern District of Texas against our wholly-owned subsidiary, VectivBio AG. While Ironwood believes these claims are without merit, it is engaged in settlement negotiations with Ferring to avoid the future cost, expense and distraction of litigation. Accordingly, the Company established an estimated litigation contingency reserve of $7.5 million, with the related charge recorded as part of the third quarter selling, general and administrative (“SG&A”) expenses.

Third Quarter 2025 Financial Results

•	Total Revenue. Total revenue in the third quarter of 2025 was $122.1 million, compared to $91.6 million in the third quarter of 2024.

–	Total revenue in the third quarter of 2025 consisted of $119.6 million associated with Ironwood’s share of the net profits from the sales of LINZESS in the U.S., and $2.5 million in royalties and other revenue. Total revenue in the third quarter of 2024 consisted of $88.9 million associated with Ironwood’s share of the net profits from the sales of LINZESS in the U.S., and $2.7 million in royalties and other revenue.

•	Total Costs and Expenses. Total costs and expenses in the third quarter of 2025 were $46.6 million, compared to $66.0 million in the third quarter of 2024.

–	Total costs and expenses in the third quarter of 2025 consisted of $21.9 million in selling, general and administrative (“SG&A”) expenses, $22.5 million in R&D expenses, and $2.2 million in restructuring expenses. Total costs and expenses in the third quarter of 2024 consisted of $36.1 million in SG&A expenses, $29.8 million in R&D expenses, and an insignificant amount in restructuring expenses.

–	Third quarter 2025 SG&A expenses include an estimated $7.5 million litigation contingency reserve associated with the litigation referenced above.

•	Interest Expense. Interest expense was $8.4 million in the third quarter of 2025, in connection with Ironwood’s convertible senior notes and revolving credit facility. Interest expense was $9.4 million in the third quarter of 2024, in connection with Ironwood’s convertible senior notes and revolving credit facility.

•	Interest and Investment Income. Interest and investment income was $0.9 million in the third quarter of 2025. Interest and investment income was $1.2 million in the third quarter of 2024.

•	Other. Other income was insignificant in the third quarter of 2025 and pertained to a gain recorded for pension-related activities.

•	Income Tax Expense. Ironwood recorded $27.9 million of income tax expense in the third quarter of 2025, the majority of which was non-cash, as Ironwood continues to utilize net operating losses to offset taxable income for federal purposes and in many states. Ironwood recorded $13.7 million of income tax expense in the third quarter of 2024, the majority of which was non-cash, as Ironwood continued to utilize net operating losses to offset taxable income for federal purposes and in many states.

•	GAAP Net Income. GAAP net income was $40.1 million, or $0.25 per share (basic) and $0.23 per share (diluted) in the third quarter of 2025, compared to GAAP net income of $3.6 million, or $0.02 per share (basic and diluted) in the third quarter of 2024.

•	Non-GAAP Net Income. Non-GAAP net income was $41.9 million, or $0.26 per share (basic) and $0.24 per share (diluted), in the third quarter of 2025, compared to non-GAAP net income of $3.9 million, or $0.02 per share (basic and diluted), in the third quarter of 2024.

–	Non-GAAP net income excludes the impact of amortization of acquired intangible assets, restructuring expenses and acquisition-related costs, all net of tax effect. See Non-GAAP Financial Measures below.

•	Adjusted EBITDA. Adjusted EBITDA was $81.8 million in the third quarter of 2025, compared to $34.5 million in the third quarter of 2024.

–	Adjusted EBITDA is calculated by subtracting stock-based compensation, restructuring expenses, net interest expense, income taxes, depreciation and amortization, and acquisition-related costs, from GAAP net income (loss). See Non-GAAP Financial Measures below.

•	Cash Flow Highlights. Ironwood ended the third quarter of 2025 with $140.4 million cash and cash equivalents, compared to $88.6 million cash and cash equivalents at the end of 2024.

–	The outstanding principal balance on the revolving credit facility was $385.0 million as of September 30, 2025.

–	Ironwood generated $47.6 million in cash from operations in the third quarter of 2025, compared to $9.9 million in cash from operations in the third quarter of 2024.

•	Ironwood 2025 Financial Guidance. Ironwood is raising its 2025 financial guidance and now expects:

	Prior 2025 Guidance (August 2025)	Updated 2025 Guidance (November 2025)
U.S. LINZESS Net Sales	$800 - $850 million	$860 - $890 million
Total Revenue[1]	$260 - $290 million	$290 - $310 million
Adjusted EBITDA[2]	>$105 million	>$135 million

–	In the fourth quarter, Ironwood expects continued strong LINZESS prescription demand growth to be more than offset by reduced net price associated with unfavorable quarterly phasing of gross-to-net rebate reserves and increased Medicare Part D redesign impact as compared to third quarter of 2025.

1 Ironwood’s U.S. collaborative arrangements revenue includes reimbursement from AbbVie for a portion of Ironwood’s commercial expenses related to sales of LINZESS in the U.S. The FY2025 total revenue guidance accounts for the impact of the reduction to Ironwood’s commercial expenses and corresponding reimbursement from AbbVie due to Ironwood’s strategic reorganization announced in January 2025.

2 Adjusted EBITDA is calculated by subtracting restructuring expenses, net interest expense, income taxes, depreciation and amortization and stock-based compensation, from GAAP net income. The exclusion of stock-based compensation from Adjusted EBITDA represents an update to our definition of Adjusted EBITDA, effective in the first quarter of 2025. For purposes of this guidance, we have assumed that Ironwood will not incur material expenses related to business development activities in 2025. Ironwood does not provide guidance on GAAP net income or a reconciliation of expected adjusted EBITDA to expected GAAP net income because, without unreasonable efforts, it is unable to predict with reasonable certainty the non-GAAP adjustments used to calculate adjusted EBITDA. These adjustments are uncertain, depend on various factors and could have a material impact on GAAP net income for the guidance period. Management believes this non-GAAP information is useful for investors, taken in conjunction with Ironwood’s GAAP financial statements, because it provides greater transparency and period-over-period comparability with respect to Ironwood’s operating performance. These measures are also used by management to assess the performance of the business. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies.

Non-GAAP Financial Measures

Ironwood presents non-GAAP net income (loss) and non-GAAP net income (loss) per share to exclude amortization of acquired intangible assets, restructuring expenses, and acquisition-related costs, all net of tax effect. Non-GAAP adjustments are further detailed below:

•	Amortization of acquired intangible assets are non-cash expenses arising in connection with the acquisition of VectivBio and are considered to be non-recurring.

•	Restructuring expenses are considered to be a non-recurring event as they are associated with distinct operational decisions. Restructuring expenses include costs associated with exit and disposal activities.

•	Acquisition-related costs in connection with the acquisition of VectivBio are considered to be non-recurring and include direct and incremental costs associated with the acquisition and integration of VectivBio to the extent such costs were not classified as capitalizable transaction costs attributed to the cost of net assets acquired through acquisition accounting.

Ironwood also presents adjusted EBITDA, a non-GAAP measure, as well as guidance on adjusted EBITDA. Adjusted EBITDA is calculated by subtracting stock-based compensation, restructuring expenses, net interest expense, income taxes, depreciation and amortization, and acquisition-related costs from GAAP net income. The adjustments are made on a similar basis as described above related to non-GAAP net income (loss), as applicable.

Management believes this non-GAAP information is useful for investors, taken in conjunction with Ironwood’s GAAP financial statements, because it provides greater transparency and period-over-period comparability with respect to Ironwood’s operating performance. These measures are also used by management to assess the performance of the business. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. For a reconciliation of non-GAAP net income (loss) and non-GAAP net income (loss) per share to GAAP net income (loss) and GAAP net income (loss) per share, respectively, and for a reconciliation of adjusted EBITDA to GAAP net income (loss), please refer to the tables at the end of this press release.

Ironwood does not provide guidance on GAAP net income or a reconciliation of expected adjusted EBITDA to expected GAAP net income because, without unreasonable efforts, it is unable to predict with reasonable certainty the non-GAAP adjustments used to calculate adjusted EBITDA. These adjustments are uncertain, depend on various factors and could have a material impact on GAAP net income for the guidance period.

About Ironwood Pharmaceuticals

Ironwood Pharmaceuticals (Nasdaq: IRWD) is a biotechnology company developing and commercializing life-changing therapies for people living with gastrointestinal (GI) and rare diseases. Ironwood is advancing apraglutide, a next-generation, long-acting synthetic GLP-2 analog being developed for short bowel syndrome patients who are dependent on parenteral support. In addition, Ironwood has been a pioneer in the development of LINZESS® (linaclotide), the U.S. branded prescription market leader for the treatment of irritable bowel syndrome with constipation (IBS-C) or chronic idiopathic constipation (CIC). Building upon our history of innovation, we keep patients at the heart of our R&D and commercialization efforts to reduce the burden of diseases and address significant unmet needs.

Founded in 1998, Ironwood Pharmaceuticals is headquartered in Boston, Massachusetts, with a site in Basel, Switzerland.

We routinely post information that may be important to investors on our website at www.ironwoodpharma.com. In addition, follow us on X and on LinkedIn.

About LINZESS (Linaclotide)

LINZESS® is the #1 prescribed brand in the U.S. for the treatment of patients with irritable bowel syndrome with constipation (“IBS-C”) or chronic idiopathic constipation (“CIC”), based on IQVIA data.

LINZESS is a once-daily capsule that helps relieve the abdominal pain and constipation, associated with IBS-C in adults and pediatric patients 7 years of age and older. LINZESS has also been shown to relieve constipation, infrequent stools, hard stools, straining, and incomplete evacuation associated with CIC in adult patients. LINZESS relieves constipation in children and adolescents aged 6 to 17 years with functional constipation.

LINZESS is not a laxative; it is the first medicine approved by the FDA in a class called GC-C agonists. LINZESS contains a peptide called linaclotide that activates the GC-C receptor in the intestine. Activation of GC-C is thought to result in increased intestinal fluid secretion and accelerated transit and a decrease in the activity of pain-sensing nerves in the intestine. The clinical relevance of the effect on pain fibers, which is based on nonclinical studies, has not been established.

In the United States, Ironwood and AbbVie co-develop and co-commercialize LINZESS for the treatment of adults with IBS-C or CIC. In Europe, AbbVie markets linaclotide under the brand name CONSTELLA® for the treatment of adults with moderate to severe IBS-C. In Japan, Ironwood's partner, Astellas, markets linaclotide under the brand name LINZESS for the treatment of adults with IBS-C or CIC. Ironwood also has partnered with AstraZeneca for development and commercialization of LINZESS in China, and with AbbVie for development and commercialization of linaclotide in all other territories worldwide.

LINZESS Important Safety Information

INDICATIONS AND USAGE

LINZESS® (linaclotide) is indicated for the treatment of irritable bowel syndrome with constipation (IBS-C) in adults and pediatric patients 7 years of age and older and for the treatment of chronic idiopathic constipation (CIC) in adults and for the treatment of functional constipation (FC) in children and adolescents 6 to 17 years of age.

IMPORTANT SAFETY INFORMATION

WARNING: RISK OF SERIOUS DEHYDRATION IN PEDIATRIC PATIENTS LESS THAN 2 YEARS OF AGE

LINZESS is contraindicated in patients less than 2 years of age. In nonclinical studies in neonatal mice, administration of a single, clinically relevant adult oral dose of linaclotide caused deaths due to dehydration.

Contraindications

•	LINZESS is contraindicated in patients less than 2 years of age due to the risk of serious dehydration.

•	LINZESS is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction.

Warnings and Precautions

•	LINZESS is contraindicated in patients less than 2 years of age. In neonatal mice, linaclotide increased fluid secretion as a consequence of age-dependent elevated guanylate cyclase (GC-C) agonism, which was associated with increased mortality within the first 24 hours due to dehydration. There was no age dependent trend in GC-C intestinal expression in a clinical study of children 2 to less than 18 years of age; however, there are insufficient data available on GC-C intestinal expression in children less than 2 years of age to assess the risk of developing diarrhea and its potentially serious consequences in these patients.

Diarrhea

•	In adults, diarrhea was the most common adverse reaction in LINZESS-treated patients in the pooled IBS-C and CIC double-blind placebo-controlled trials. The incidence of diarrhea was similar in the IBS-C and CIC populations. Severe diarrhea was reported in 2% of 145 mcg and 290 mcg LINZESS-treated patients and in <1% of 72 mcg LINZESS-treated CIC patients.

•	In pediatric patients, diarrhea was also the most common adverse reaction of LINZESS-treated patients in IBS-C and FC clinical trials. In two double-blind trials, diarrhea was reported in 4% of pediatric patients 6 to 17 years of age with FC treated with LINZESS 72 mcg once daily, and 7% and 8% of pediatric patients 7 to 17 years of age with IBS-C treated with LINZESS 145 mcg and 290 mcg once daily, respectively. In clinical trials, severe diarrhea was reported in one pediatric patient with FC treated with LINZESS 72 mcg once daily and in one pediatric patient with IBS-C treated with LINZESS at a dosage higher than the recommended 145 mcg once daily dosage for IBS-C.

Common Adverse Reactions (incidence ≥2% and greater than placebo)

•	In IBS-C or CIC adult patients: diarrhea, abdominal pain, flatulence, and abdominal distension.

•	Most common adverse reaction reported in pediatric patients with FC or IBS-C is diarrhea.

Please see full Prescribing Information including Boxed Warning:

https://www.rxabbvie.com/pdf/linzess_pi.pdf

LINZESS® and CONSTELLA® are registered trademarks of Ironwood Pharmaceuticals, Inc. Any other trademarks referred to in this press release are the property of their respective owners. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about Ironwood’s ability to execute on its mission; Ironwood’s strategy, business, financial position and operations; Ironwood’s ability to drive growth and profitability; the commercial potential of LINZESS; Ironwood’s financial performance and results, and guidance and expectations related thereto; LINZESS prescription demand growth, LINZESS U.S. net sales growth, total revenue and adjusted EBITDA in 2025; our expectation that the third-quarter revenue performance will result in substantial fourth-quarter cash flows, which will strengthen our financial position, enable us to reduce our debt and maintain compliance with debt covenants over the coming quarters; our plan to align on a confirmatory Phase 3 trial design with the FDA and expectation and timing to initiate such trial; the timing thereof; the status of the strategic alternatives review and timing to provide an update. These forward-looking statements speak only as of the date of this press release, and Ironwood undertakes no obligation to update these forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Applicable risks and uncertainties include those related to the effectiveness of development and commercialization efforts by us and our partners; preclinical and clinical development, manufacturing and formulation development of linaclotide, apraglutide, and our other product candidates; the risk of uncertainty relating to pricing and reimbursement policies in the U.S., which, if not favorable for our products, could hinder or prevent our products’ commercial success; the risk that clinical programs and studies, including for linaclotide pediatric programs and apraglutide, may not progress or develop as anticipated, including that studies are delayed or discontinued for any reason, such as safety, tolerability, enrollment, manufacturing, economic or other reasons; the risk that findings from our completed nonclinical studies and clinical trials may not be replicated in later trials and earlier-stage clinical trials may not be predictive of the results we may obtain in later-stage clinical trials or of the likelihood of regulatory approval; the risk that apraglutide will not be approved by the FDA or other regulatory agencies; the risk of competition or that new products may emerge that provide different or better alternatives for treatment of the conditions that our products are approved to treat; the risk that we are unable to execute on our strategy to in-license externally developed products or product candidates; the risk that we are unable to successfully partner with other companies to develop and commercialize products or product candidates; the risk that healthcare reform and other governmental and private payor initiatives may have an adverse effect upon or prevent our products’ or product candidates’ commercial success; the efficacy, safety and tolerability of linaclotide and our product candidates; the risk that the commercial and therapeutic opportunities for LINZESS, apraglutide or our other product candidates are not as we expect; decisions by regulatory and judicial authorities; the risk we may never get additional patent protection for linaclotide, apraglutide and other product candidates, that patents for linaclotide, apraglutide or other products may not provide adequate protection from competition, or that we are not able to successfully protect such patents; the risk that we are unable to manage our expenses or cash use, or are unable to commercialize our products as expected; the risk that the development of any of our linaclotide pediatric programs and/or apraglutide is not successful or that any of our product candidates does not receive regulatory approval or is not successfully commercialized; outcomes in legal proceedings to protect or enforce the patents relating to our products and product candidates, including abbreviated new drug application litigation; the risk that financial and operating results may differ from our projections; developments in the intellectual property landscape; challenges from and rights of competitors or potential competitors; the risk that our planned investments do not have the anticipated effect on our company revenues; developments in accounting guidance or practice; Ironwood’s or AbbVie’s accounting practices, including reporting and settlement practices as between Ironwood and AbbVie; the risk that our indebtedness could adversely affect our financial condition or restrict our future operations; the risk that our activities to explore potential strategic alternatives may not result in any transaction or maximize shareholder value; and the risks listed under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our subsequent Securities and Exchange Commission filings.

Company contact:
Greg Martini

Chief Financial Officer
gmartini@ironwoodpharma.com

Investors:
Precision AQ (formerly Stern Investor Relations)
Stephanie Ascher
Stephanie.Ascher@precisionaq.com

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	September 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$140,407	$88,559
Accounts receivable, net	120,370	81,886
Prepaid expenses and other current assets	13,066	11,923
Total current assets	273,843	182,368
Property and equipment, net	3,666	4,495
Operating lease right-of-use assets	9,775	11,028
Intangible assets, net	2,247	2,860
Deferred tax assets	101,687	144,234
Other assets	4,844	5,923
Total assets	$396,062	$350,908
Liabilities and stockholders’ deficit
Accounts payable	$1,613	$2,127
Accrued research and development costs	3,528	6,681
Accrued expenses and other current liabilities	34,620	26,849
Current portion of operating lease liabilities	3,236	3,189
Current portion on convertible senior notes	199,506	-
Total current liabilities	242,503	38,846
Operating lease obligations, net of current portion	10,498	12,304
Convertible senior notes, net of current portion	-	198,988
Revolving credit facility	385,000	385,000
Other liabilities	22,218	17,105
Total stockholders’ deficit	(264,157)	(301,335)
Total liabilities and stockholders’ deficit	$396,062	$350,908

Condensed Consolidated Statements of Income (Loss)

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total revenues[1]	$122,060	$91,592	$248,442	$260,865
Costs and expenses:
Research and development	22,468	29,827	73,273	86,030
Selling, general and administrative	21,908	36,113	62,963	110,682
Restructuring	2,200	16	20,509	2,520
Total costs and expenses	46,576	65,956	156,745	199,232
Income from operations	75,484	25,636	91,697	61,633
Other income (expense):
Interest expense and other financing costs	(8,434)	(9,419)	(24,860)	(24,120)
Interest and investment income	930	1,152	2,617	3,690
Other	40	-	116	-
Other income (expense), net	(7,464)	(8,267)	(22,127)	(20,430)
Income before income taxes	68,020	17,369	69,570	41,203
Income tax expense	(27,940)	(13,723)	(43,277)	(42,579)
GAAP net income (loss)[1]	$40,080	$3,646	$26,293	$(1,376)
GAAP net income (loss) per share—basic	$0.25	$0.02	$0.16	$(0.01)
GAAP net income (loss) per share—diluted	$0.23	$0.02	$0.16	$(0.01)

1 Figures presented for the three months and nine months ended September 30, 2024 include a $5.8 million increase and $7.2 million reduction to collaborative arrangement revenues, respectively, as a result of an adjustment recorded for Ironwood’s estimate of LINZESS gross-to-net reserves as of September 30, 2024.

Reconciliation of GAAP Results to Non-GAAP Financial Measures

(In thousands, except per share amounts) (unaudited)

A reconciliation between net income (loss) on a GAAP basis and on a non-GAAP basis is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net income (loss)[1]	$40,080	$3,646	$26,293	$(1,376)
Adjustments:
Amortization of acquired intangible assets	207	207	613	616
Restructuring expenses	2,200	16	20,509	2,520
Acquisition-related costs	-	-	-	1,146
Tax effect of adjustments	(554)	-	(5,087)	(461)
Non-GAAP net income[1]	$41,933	$3,869	$42,328	$2,445

A reconciliation between basic net income (loss) per share on a GAAP basis and on a non-GAAP basis is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net income (loss) per share – basic	$0.25	$0.02	$0.16	$(0.01)
Plus: Net income per share – basic
Adjustments to GAAP net income per share (as detailed above)	0.01	-	0.10	0.02
Non-GAAP net income per share – basic	$0.26	$0.02	$0.26	$0.01
Weighted average number of common shares used to calculate net income (loss) per share — basic	162,215	159,706	161,642	158,810

A reconciliation between diluted net income (loss) per share on a GAAP basis and on a non-GAAP basis is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net income (loss) per share – diluted	$0.23	$0.02	$0.16	$(0.01)
Plus: Net income per share – diluted
Adjustments to GAAP net income per share (as detailed above)	0.01	-	0.09	0.02
Non-GAAP net income per share – diluted	$0.24	$0.02	$0.25	$0.01
Weighted average number of common shares used to calculate net income (loss) per share — diluted	177,764	160,232	177,057	158,810

1 Figures presented for the three months and nine months ended September 30, 2024 include a $5.8 million increase and $7.2 million reduction to collaborative arrangement revenues, respectively, as a result of an adjustment recorded for Ironwood’s estimate of LINZESS gross-to-net reserves as of September 30, 2024.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(In thousands)

(unaudited)

A reconciliation of GAAP net income (loss) to adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net income (loss) [1]	$40,080	$3,646	$26,293	$(1,376)
Adjustments:
Stock-based compensation	3,612	8,329	13,427	25,284
Restructuring expenses	2,200	16	20,509	2,520
Interest expense	8,434	9,419	24,860	24,120
Interest and investment income	(930)	(1,152)	(2,617)	(3,690)
Income tax expense	27,940	13,723	43,277	42,579
Depreciation and amortization	475	507	1,421	1,526
Acquisition-related costs	-	-	-	1,146
Adjusted EBITDA [1,2]	$81,811	$34,488	$127,170	$92,109

1 Figures presented for the three months and nine months ended September 30, 2024 include a $5.8 million increase and $7.2 million reduction to collaborative arrangement revenues, respectively, as a result of an adjustment recorded for Ironwood’s estimate of LINZESS gross-to-net reserves as of September 30, 2024.

2 Adjusted EBITDA is calculated by subtracting restructuring expenses, net interest expense, income taxes, depreciation and amortization and stock-based compensation, from GAAP net income. The exclusion of stock-based compensation from Adjusted EBITDA represents an update to our definition of Adjusted EBITDA, effective in the first quarter of 2025. For comparison purposes, Adjusted EBITDA for three months and nine months ended September 30, 2024 have also been updated to reflect this updated definition.

U.S. LINZESS Commercial Collaboration1

Revenue/Expense Calculation

(In thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
LINZESS U.S. net sales as reported by AbbVie[2]	$314,856	$225,537	$701,334	$693,320
AbbVie & Ironwood commercial costs, expenses and other discounts[3]	75,826	78,499	219,618	232,811
Commercial profit on sales of LINZESS	$239,030	$147,038	$481,716	$460,509
Commercial Margin[4]	76%	65%	69%	66%
Ironwood’s share of net profit	119,515	73,519	240,858	230,255
Reimbursement for Ironwood’s commercial expenses[5]	131	9,567	3,239	28,961
Adjustment for Ironwood’s estimate of LINZESS gross-to-net reserves	-	5,800	-	(7,200)
Ironwood’s U.S. collaborative arrangements revenue[6]	$119,646	$88,886	$244,097	$252,016

1 Ironwood collaborates with AbbVie on the development and commercialization of linaclotide in North America. Under the terms of the collaboration agreement, Ironwood receives 50% of the net profits and bears 50% of the net losses from the commercial sale of LINZESS in the U.S. The purpose of this table is to present calculations of Ironwood’s share of net profit (loss) generated from the sales of LINZESS in the U.S. and Ironwood’s collaboration revenue/expense; however, the table does not present the research and development expenses related to LINZESS in the U.S. that are shared equally between the parties under the collaboration agreement. Please refer to the table at the end of this press release for net profit for the U.S. LINZESS brand collaboration with AbbVie.

2 LINZESS net sales are recognized using AbbVie’s revenue recognition accounting policies and reporting conventions. As a result, certain rebates and discounts are classified as LINZESS U.S. commercial costs, expenses and other discounts within Ironwood’s calculation of collaborative arrangements revenue.

3 Includes certain discounts recognized and cost of goods sold incurred by AbbVie; also includes commercial costs incurred by AbbVie and Ironwood that are attributable to the cost-sharing arrangement between the parties.

4 Commercial margin is defined as commercial profit on sales of LINZESS as a percent of total LINZESS U.S. net sales.

5 Year-over-year decrease reflects impact of the reduction to Ironwood’s commercial expenses and corresponding reimbursement from AbbVie due to Ironwood’s strategic reorganization announced in January 2025.

6 Figures presented for the three months and nine months ended September 30, 2024 include a $5.8 million increase and $7.2 million reduction to collaborative arrangement revenues, respectively, as a result of an adjustment recorded for Ironwood’s estimate of LINZESS gross‐to‐net reserves as of September 30, 2024.

US LINZESS Full Brand Collaboration1

Revenue/Expense Calculation

(In thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
LINZESS U.S. net sales as reported by AbbVie[2]	$314,856	$225,537	$701,334	$693,320
AbbVie & Ironwood commercial costs, expenses and other discounts[3]	75,826	78,499	219,618	232,811
AbbVie & Ironwood R&D Expenses[4]	5,949	7,451	17,868	24,823
Total net profit on sales of LINZESS	$233,081	$139,587	$463,848	$435,686

1 Ironwood collaborates with AbbVie on the development and commercialization of linaclotide in North America. Under the terms of the collaboration agreement, Ironwood receives 50% of the net profits and bears 50% of the net losses from the commercial sale of LINZESS in the U.S. The purpose of this table is to present calculations of the total net profit (loss) generated from the sales of LINZESS in the U.S., including the commercial costs and expenses and the research and development expenses related to LINZESS in the U.S. that are shared equally between the parties under the collaboration agreement.

2 LINZESS net sales are recognized using AbbVie’s revenue recognition accounting policies and reporting conventions. As a result, certain rebates and discounts are classified as LINZESS U.S. commercial costs, expenses and other discounts within Ironwood’s calculation of collaborative arrangements revenue.

3 Includes certain discounts recognized and cost of goods sold incurred by AbbVie; also includes commercial costs incurred by AbbVie and Ironwood that are attributable to the cost-sharing arrangement between the parties.

4 Expenses related to LINZESS in the U.S. are shared equally between Ironwood and AbbVie under the collaboration agreement.